Exhibit 5.2

609 Main Street Houston, TX 77002 United States +1 (713) 836-3600 www.kirkland.com	Facsimile: +1 (713) 836-3601

June 17, 2021

Capri Listco
PO Box 1093

Queensgate House

Grand Cayman, KY1-1102

Cayman Islands

Ladies and Gentlemen:

We are acting as special counsel to Capri Listco, a Cayman Islands exempted company (the “Listco”), in connection with the preparation and filing of a Registration Statement on Form F-4, which includes the Proxy Statement/ Prospectus, originally filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2021 (File No. 333-256152), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated as of March 29, 2021, as amended on May 15, 2021, and as subsequently may be amended (the “Business Combination Agreement”), by and among Listco, Ajax I, a Cayman Islands exempted company (“Ajax”), and Cazoo Holdings Limited, a private limited liability company formed under the laws of England and Wales (the “Company”).

As a result of the consummation of the transactions contemplated by the Business Combination Agreement, (i) Ajax will merge with and into Listco (the “Merger”), and in connection with such Merger, each AJAX unit (consisting of one Class A ordinary share, par value $0.0001 per share (the “Ajax Class A ordinary shares”), and one-fourth of one redeemable warrant to purchase Ajax Class A ordinary shares), Ajax Class A ordinary share, Class B ordinary share, par value $0.0001 per share, and warrant issued and outstanding immediately prior to the Merger will be cancelled in exchange for the right to receive one Listco unit (consisting of one Listco Class A ordinary share, par value $0.0001 per share (the “Listco Class A ordinary shares”) and one-fourth of one redeemable warrant to purchase Listco Class A ordinary shares (each, a “Listco warrant”)) , Listco Class A ordinary share, Listco Class B ordinary share, par value $0.0001 per share, and Listco warrant, respectively, and (ii) Listco will acquire all of the issued and outstanding shares of the Company, in exchange for cash and Listco Class C ordinary shares, par value $0.0001 per share. This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of the Listco securities to be issued pursuant to the Business Combination Agreement.

In connection with the preparation of this opinion, we have, among other things, read:

(i) the Business Combination Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement;

(ii) the Memorandum and Articles of Association of Listco filed as Exhibit 3.1 to the Registration Statement;

(iii) the Amended and Restated Memorandum and Articles of Association of Listco in the form filed as Exhibit 3.2 to the Registration Statement and to be filed with the Registrar of Companies in the Cayman Islands;

(iv) the Warrant Agreement, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Ajax on October 30, 2020 (the “Warrant Agreement”);

(v) the Registration Statement and the exhibits thereto; and

(vi) such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than Listco. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of Listco and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when the Listco warrants are delivered in accordance with the terms of the Business Combination Agreement, the Listco warrants will constitute valid and binding obligations of the Company, enforceable against Listco in accordance with their terms under the laws of the State of New York.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Listco securities covered by the Registration Statement.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the Listco securities covered thereby, (ii) the terms of the Warrant Agreement are consistent with the description of the terms of such agreement set forth in the Registration Statement, and (iii) at the time of the issuance, sale and delivery of each Listco warrant, (x) the authorization of such Listco warrant by Listco will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Listco warrant, and (y) the issuance, sale and delivery of such Listco warrant, the terms of such Listco warrant, and compliance by Listco with the terms of such Listco warrant will not violate any applicable law, any agreement or instrument then binding upon Listco (including, but not limited to the Warrant Agreement) or any restriction imposed by any court or governmental body having jurisdiction over Listco.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP